Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(44,001,760)
Unrealized Gain (Loss) on Market Value of Commodity Futures	21,188,521
Dividend Income	4,644
Interest Income	2,293
ETF Transaction Fees	5,000
Total Income (Loss)	$(22,801,302)

Expenses
General Partner Management Fees	$150,052
Professional Fees	45,476
Brokerage Commissions	73,306
Directors' Fees and insurance	6,324
NYMEX License Fee	3,751
SEC & FINRA Registration Expense	27,900
Total Expenses	$306,809
Net Income (Loss)	$(23,108,111)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/21	$324,989,555
Withdrawals (2,900,000 Shares)	(28,132,564)
Net Income (Loss)	(23,108,111)

Net Asset Value End of Month	$273,748,880
Net Asset Value Per Share (28,484,588 Shares)	$9.61

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596